Exhibit 99.1

FOR IMMEDIATE RELEASE

Talecris Biotherapeutics Announces Record Date for 2010 Annual Meeting of Shareholders

RESEARCH TRIANGLE PARK, N.C. (February 10, 2010) — Talecris Biotherapeutics Holdings Corp. (Nasdaq: TLCR) announced today that its Board of Directors established March 11, 2010 as the record date for determining stockholders entitled to vote at the 2010 Annual Meeting of Stockholders. The annual meeting will be held on April 20, 2010 at 9:00 AM Eastern Time at The Carolina Inn, 211 Pittsboro Street in Chapel Hill, North Carolina.

About Talecris Biotherapeutics: Inspiration. Dedication. Innovation.

Talecris Biotherapeutics is a global biotherapeutic and biotechnology company that discovers, develops and produces critical care treatments for people with life-threatening disorders in a variety of therapeutic areas including immunology, pulmonology, neurology and hemostasis. For more information, please visit: www.talecris.com.

Contact:

Talecris Investor Relations

Drayton Virkler, 919-316-2356

drayton.virkler@talecris.com

Talecris Corporate Communications

Becky Levine, 919-316-6590

becky.levine@talecris.com

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